                                  EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE
             THE MAJOR AUTOMOTIVE COMPANIES' COMMON STOCK NOW LISTED
                     ON THE OVER-THE-COUNTER BULLETIN BOARD

LONG ISLAND CITY, N.Y.--(MARKETWIRE)--November 15, 2004-- The Major Automotive
Companies, Inc. (the "Company") (MAJR. OB - news) today announced that the
Company's common stock began trading on the Over-the-Counter Bulletin Board under the symbol MAJR.OB as of November 10, 2004.

The Major Automotive Companies is a holding company for the Major Automotive
Group, a leading consolidator of automobile dealerships in the New York metropolitan area.

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Contacts:

ERIC L. KELTZ
718/937-2123

     FOR ADDITIONAL INFORMATION, VISIT THE COMPANY'S WEBSITE AT
HTTP://WWW.MAJORWORLD.COM/
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The information contained in this press release, including any "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, contained herein, should be reviewed in conjunction with the Company's annual report on Form 10-K and other publicly available information regarding the
Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to that are unpredictable and outside of the influence and/or control of the Company.